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                                                                    EXHIBIT 11.1

                            CABLE-SAT SYSTEMS, INC.

                       COMPUTATION OF NET LOSS PER SHARE

                                                                 3 MONTHS ENDED     3 MONTHS ENDED
                                                                  DECEMBER 31,       DECEMBER 31,
                                                                      1995               1996
                                                                 --------------     --------------
PRIMARY
Weighted average number of common shares outstanding during
  the period.................................................       1,833,333          4,972,000
Incremental common shares attributable to the application of
  SAB 64 and 83..............................................       2,268,500                 --
                                                                   ----------         ----------
Shares used in computing net loss per share applicable to
  common shareholders........................................       4,101,833          4,972,000
                                                                   ==========         ==========
Net loss.....................................................      $ (254,765)        $(1,314,266)
                                                                   ==========         ==========
Net loss per share applicable to common shareholders               $    (0.06)        $    (0.26)
                                                                   ==========         ==========
FULLY DILUTED
Weighted average number of common shares outstanding during
  the period.................................................       1,833,333          4,972,000
Incremental common shares attributable to the application of
  SAB 64 and 83..............................................       2,268,500                 --
                                                                   ----------         ----------
Total shares outstanding for purposes of computing fully
  diluted net loss per share.................................       4,101,833          4,972,000
                                                                   ==========         ==========
Net loss.....................................................      $ (254,765)        $(1,314,266)
                                                                   ==========         ==========
Net loss per fully diluted share.............................      $    (0.06)        $    (0.26)
                                                                   ==========         ==========

Fully diluted earnings per share is not presented because its effects are anti-dilutive